UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K
_______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025
_____________________________________

SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Preferred Stock Purchase Agreements

On February 10, 2025, SelectQuote, Inc., a Delaware corporation (“SelectQuote” or the “Company”), entered into a Senior Preferred Stock Purchase Agreement (the “Morgan Stanley Purchase Agreement”), with NL Monarch Holdings LLC (“Morgan Stanley”) and a Senior Preferred Stock Purchase Agreement (the “Bain Purchase Agreement” and together with the Morgan Stanley Purchase Agreement, the “Purchase Agreements”) with NL Monarch Holdings II LLC (“Bain,” and together with Morgan Stanley, the “Purchasers” or the “Lead Investors,” and each, a “Purchaser”), providing for an aggregate investment by the Purchasers of $350,000,000 in cash in the Company (collectively, the “Investment”).

The Company has agreed to issue and sell an aggregate of 350,000 shares of Senior Non-Convertible Preferred Stock of the Company, par value $0.01 per share, (the “Preferred Stock”), with a face value per share of $1,000 (“Original Liquidation Preference”), and 30,833,333 warrants to purchase shares of the Company’s common stock, par value $0.01 (the “Common Stock”). Each of (1) Morgan Stanley, for an aggregate investment by Morgan Stanley of $175,000,000, pursuant to the Morgan Stanley Purchase Agreement, and (2) Bain, for an aggregate investment by Bain of $175,000,000 pursuant to the Bain Purchase Agreement, will purchase: (a) 175,000 shares of Preferred Stock; (b) warrants to purchase 6,740,740.5 shares of Common Stock at an initial exercise price of $0.01 per share (the “Tranche A Warrants”); (c) warrants to purchase 5,055,555.5 shares of Common Stock at initial exercise price equal to the thirty (30)-day volume weighted average of the closing sales price of the Common Stock, determined on the date which is forty-five (45) days following February 10, 2025 (provided, that if such volume weighted average is (i) less than $2.15, the exercise price will be $2.15, and (ii) greater than $4.00, the exercise price will be $4.00) (the “Tranche B Warrants”); and (d) warrants to purchase 3,620,370.5 shares of Common Stock at an initial exercise price $5.50 per share (the “Tranche C Warrants,” and together with the Tranche A Warrants and the Tranche B Warrants, the “Warrants”), in the case each series of Warrants, subject to customary anti-dilution adjustments.

The Company will issue 85% of the aggregate Warrants that are allocated to each Purchaser at the initial closing of the Purchase Agreements. On January 2, 2026, the Company will issue the balance of the aggregate Warrants that are allocated to each Purchaser, provided that if on or prior to December 31, 2025 the Company has redeemed any of the shares of Preferred Stock (the aggregate Original Liquidation Preference (as defined in the Certificate of Designation) of the shares of Preferred Stock redeemed by the Company, the “Early Redemption Amount”), then the aggregate number of additional Tranche A Warrants, Tranche B Warrants and Tranche C Warrants to be issued to the Purchasers on January 2, 2026 will be reduced pro rata by a percentage equal to the Early Redemption Amount divided by $50,000,000. If the Early Redemption Amount equals $50,000,000, then no additional Tranche A Warrants, Tranche B Warrants or Tranche C Warrants will be issued to either of the Purchasers.

Upon consummation of the transactions contemplated by the Purchase Agreements, the Company will reimburse certain of the Purchasers’ expenses and pay to the Purchasers an aggregate closing fee of 3.0% of the aggregate purchase price of the Preferred Stock and Warrants.

The Company expects that the purchase and sale of the Preferred Stock and Warrants pursuant to the Purchase Agreements will occur on February 28, 2025. The Purchase Agreements contain representations, warranties, indemnification and other provisions customary for transactions of this nature, including certain standstill provisions.

Director Designation Agreements

On February 10, 2025, SelectQuote also entered into a Director Designation Agreement with each of MS Capital Partners Adviser Inc. (“MS Capital”) and BCIS Monarch Investor, L.P. (“Bain Capital”) (collectively, the “Director Designation Agreements”) providing that, on terms and subject to the conditions set forth in the applicable Director Designation Agreement, (a) the Company will appoint Srdjan Vukovic to be a Class II Director at the closing, (b) the Company will appoint Christopher Wolfe to be a Class I Director at the closing, (c) from and after the Closing the Company will (i) for so long as MS Capital and its affiliates continue to beneficially own 40% of the Preferred Stock that they beneficially own as of the closing, cause a nominee (“MS Director”) selected by MS Capital to be nominated for election to the Company’s Board of Directors (the “Board”) and (ii) for so long as Bain Capital and its affiliates continue to beneficially own 40% of the Preferred Stock that they beneficially own as of the as of the closing, cause a nominee (“Bain Director”) selected by Bain Capital to be nominated for election to the Board and (d) MS Capital will be entitled to designate one individual to serve as a non-voting observer to the Board.

Certificate of Designation for Senior Non-Convertible Preferred Stock

Dividends on each share of Preferred Stock will accrue daily on the then-current Accreted Liquidation Preference (as defined below) at the then-applicable Dividend Rate (as defined below) and will be payable quarterly. The “Dividend Rate” with respect to the Preferred Stock means 14.5% per annum initially, subject to certain adjustments. For so long as any dividend on Preferred Stock is paid in cash, the Dividend Rate will decrease to 13.5% per annum on the last day of the first fiscal quarter with respect to which the Company’s liquidity exceeds $50,000,000, if (1) indebtedness outstanding pursuant to the Company’s Credit Agreement dated as of November 5, 2019 with Ares Capital Corporation as administrative agent and the other parties thereto (the “Credit Agreement”) is less than or equal to $200,000,000 and the Company’s interest coverage is greater than or equal to 2.0x, or (2) the Company achieves certain leverage ratio targets. Upon the occurrence and during the continuation of a Preferred Default, however, the Dividend Rate will increase by 2% per annum until such Preferred Default is cured or waived. Upon such time that the Preferred Default is cured, the Dividend Rate will automatically decrease by 2% per annum. From and after the start of any Liquidity Period (as defined in the Certificate of Designation), in addition to the increase to the Dividend Rate contemplated by the immediately preceding sentences, the Dividend Rate with respect to any Preferred Stock for which the Putting Lead Investors (as defined in the Certificate of Designation) have exercised their Put Right (as defined in the Certificate of Designation) will be increased by an additional 1.00% per annum as of the start of such Liquidity Period and will be further increased by an additional 1.00% per annum as of the start of each succeeding three-month period until the Liquidity Period concludes; provided, that the Dividend Rate shall not be increased to an amount greater than 20.00% per annum.

A “Preferred Default” means (a) the failure of the Company to perform its payment obligations with respect to the Preferred Stock, (b) any act of the Company or its subsidiaries in violation of certain provisions of the Certificate of Designations that is not cured within 30 days, (c) any failure to deliver Warrant Shares (as defined in the Warrants) that is not cured within 30 days, (d) any failure to nominate a director of Bain Capital or MS Capital as set forth in the respective Director Designation Agreement that is uncured for 30 days and (e) the occurrence of an “Event of Default” (under and as defined in the Credit Agreement) or any other agreement evidencing material indebtedness entered into by the Company (after giving effect to any applicable cure periods) that results in such Indebtedness being accelerated and becoming due and payable prior to its stated maturity as a result of such “Event of Default.”

Dividends are payable, in perpetuity, in cash, or if not paid in cash in full, through an accrual of unpaid dividends (“Accrued Dividend”).

The Preferred Stock will rank senior to the Common Stock and each other existing or future classes or series of capital stock or common stock equivalents of the Company, including with respect to payments of dividends and distributions on, and in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Company.

From and after December 1, 2025 and until December 31, 2025, the Company may redeem up to 50,000 shares of Preferred Stock in cash at a price per share equal to 114.5% of the Original Liquidation Preference. At any time on or after the sixth anniversary of the issue date, the Company may redeem all or a portion of the Preferred Stock in cash at a price equal to the Original Liquidation Preference plus any Accrued Dividends (such sum, the “Accreted Liquidation Preference”) plus unpaid dividends which have accrued since the most recent dividend payment date to, but not including, the applicable redemption date.

The Preferred Stock is not convertible into common stock of the Company. The holders of shares of Preferred Stock are not entitled to vote on any matter except as may be required pursuant to applicable law.

Upon the earlier of (a) the date which is six months following the Latest Maturity Date (as such term is defined in the Credit Agreement as in effect on February 28, 2025), but only if all outstanding amounts due by the Company pursuant to the Credit Agreement are not repaid, extended or refinanced in full prior to such Latest Maturity Date, and (b) the sixth (6th) anniversary of the issue date, each holder of Preferred Stock will be entitled to require the Company to pay an amount in cash equal to the Redemption Price. The “Redemption Price” means the sum of (i) the Accreted Liquidation Preference and (ii) all accrued and unpaid dividends on the preferred, if any, on such share of Preferred Stock which have accrued since the most recent dividend payment date to, but not including, the applicable redemption date. If Morgan Stanley or Bain has exercised such mandatory redemption right (the “Putting Lead Investor”) with respect to its shares of Preferred Stock and the Company has not redeemed all such shares (an “Event of Non-Compliance”) and, such Event of Non-Compliance has continued uncured for thirty (30) days (provided that if the Board has a reasonable and good faith basis to expect that the Company shall be able to enter into a liquidity transaction on or before sixty (60) days after the end of such thirty (30) day period, then such thirty (30) day period shall be increased by an additional sixty (60) days), then the “Liquidity Period” begins, during which the Putting Lead Investor may cause the Company to diligently pursue a liquidity transaction and require the Company to, among other things, hire a financial adviser, direct the financial advisor to establish procedures to effect a liquidity transaction with the objective of achieving the highest available value for the Company within a reasonable period of time and redeeming all such Preferred Stock, enter into a liquidity transaction with the prior written consent of the Putting Lead Investors. If the Company fails to complete such liquidity transaction within 180 days of the start of the Liquidity Period, the Putting Lead Investors may take control of the process with respect to effecting a liquidity transaction.

For so long as any shares of Preferred Stock remain outstanding, the consent of (x) if the Lead Investors together with their affiliates hold, collectively, at least 25% of the then-outstanding shares of Preferred Stock, then the Lead Investors or (y) if the Lead Investors together with their affiliates hold, collectively, less than 25% of the then-outstanding shares of Preferred Stock, then a majority of the shares of Preferred Stock then-outstanding held by the holders (if any) of more than 10% of the then-outstanding shares of Preferred Stock, is required in order for the Company to (a) amend, alter, modify or repeal the Certificate of Incorporation, the Certificate of Designation or any provision thereto, including any amendment of the Certificate of Incorporation by the adoption or amendment of any certificate of designation or similar document in a manner that would adversely affect the rights, privileges, powers, preferences or ranking of the Preferred Stock, (b) authorize the creation of, issue or obligate itself to issue, any additional class or series of capital stock of the Company that ranks senior to or on parity with the Preferred Stock with respect to dividends, liquidation or redemptions, (c) increase the number of authorized shares of the Preferred Stock, (d) purchase or redeem or declare or pay any dividend or distribution, other than a dividend or distribution payable in shares of capital stock of the Company, unless there are no accrued but unpaid preferred dividends (or, if applicable, accrued dividends) on the Preferred Stock then outstanding other than the redemption or repurchase of capital stock or common stock equivalents from employees, directors, officers or consultants of the Company or its subsidiaries in connection with the cessation of their employment with or services to the Company or its subsidiaries, (e) voluntarily liquidate, dissolve or wind-up the affairs of the Company, unless provision is made in connection with such liquidation, dissolution or winding up to redeem each share of Preferred Stock for the then applicable liquidation preference; (f) issue, incur or guarantee or permit any of the Company’s subsidiaries (other than advances pursuant to the Line of Credit and Security Agreement by SelectQuote MSO, LLC to the affiliated medical practice of the Company and its subsidiaries or any replacement facility in respect thereof) to issue, incur or guarantee, any indebtedness for borrowed money on or after the issue date, except for certain exceptions; (g) enter into any contract, transaction or arrangement if any of its officers, directors or affiliates, or amend the terms of any existing contract, transaction or arrangement with any of its affiliates involving aggregate payments or consideration in excess of $120,000 for any individual transaction or series of related transactions, except for certain exceptions; (h) subject to certain exceptions, sell or dispose of, in any transaction or series of related transactions, any assets (including the sale or disposition of any stock of any subsidiary), other than in the ordinary course of business; (i) acquire or agree to acquire any stock or significant assets of any third party, or enter into or agree to enter into any joint venture with any third party in excess of $15,000,000; (j) take any action that causes any event or condition to occur that constitutes an “Event of Default” (as defined in the Credit Agreement) to occur and such “Event of Default” results in the indebtedness outstanding pursuant to the Credit Agreement becoming due and payable prior to its stated maturity; (k) create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary; (l)

unless a default under the Credit Agreement has occurred or is reasonably likely to occur and the relevant transaction, amendment or waiver which would cure or avoid such default has received prior approval from the Board in good faith, amend or waive any material provision of the Credit Agreement that would not satisfy the Refinancing Conditions (as defined below); (m) permit any Subsidiary to take any action that, if taken by the Corporation, would require the consent of the Lead Investors. “Refinancing Conditions” means (1) with respect to any indebtedness or refinancing, (I) there will be no provision or obligation which is disproportionately adverse to the Preferred Stock or the Warrants relative to the other classes of securities of the Company, (II) it is on terms and conditions not materially less favorable to the Company, taken as a whole, than the Credit Agreement, the ABS Documents or any other third-party financing of the Company and its Subsidiaries outstanding as of February 28, 2025 (as defined in the Certificate of Designations) (as each is in effect on the closing) or (III) would not result in any increased commitments or borrowings in excess of the amounts otherwise permitted by the Credit Agreement and the ABS Documents (as each is in effect on the closing) and (2) with respect to any indebtedness or refinancing, other than with respect to the Credit Agreement or permitted refinancing thereof, (I) would not result in an increase in the interest rates from those charged under the Credit Agreement or the ABS Documents (as each is in effect on the closing) by more than 0.50% percentage points per annum or (II) is not with any person agreed in writing between the Company and the requisite holders.

In addition, for so long as any shares of Preferred Stock remain outstanding, the Company will be required to obtain the consent in writing of Morgan Stanley and Bain prior to the Company or any subsidiary effecting a “Change of Control” prior to February 28, 2031. A “Change of Control” means (a) any sale, lease, or transfer or related series of sales, leases or transfers of all or substantially all of the assets of the Company and its subsidiaries or (b) any merger, consolidation, recapitalization, or reorganization of the Company or any of its subsidiaries with or into another person other than a wholly-owned subsidiary, unless the holders of a majority of the voting stock prior to such transaction continue to hold, directly or indirectly, a majority of the voting power of the Company or surviving corporation in such transaction.

Warrants

The Warrants will be exercisable at any time and from time to time from the issue date until the tenth anniversary of the issue date, at the option of the holder thereof, for one share of Company common stock per Warrant at the exercise prices described above, subject to customary anti-dilution adjustments. The Warrants are exercisable on a net settlement basis or for cash. The Warrants expire ten years after the original issue date. Following the earlier of the payment in full by the Company of all amounts due by the Company in respect of each issued and outstanding share of Preferred Stock and the sixth anniversary of the original issue date, the holder of Warrants may require the Company to purchase all (but not less than all) of the outstanding Warrants of such holder on the terms and conditions set forth in the Warrants, provided that the Company may elect to dispose of the underlying shares of Common Stock and deliver the proceeds of such disposition to such holder.

Credit Agreement

On February 10, 2025, the Company also entered into a Twelfth Amendment (the “Twelfth Amendment”) to its Credit Agreement, dated as of November 5, 2019 (as previously amended, the “Credit Agreement” and as further amended by the Twelfth Amendment, the “Amended Agreement”), with Ares Capital Corporation, as administrative agent, UMB Bank, N.A., as revolver agent and the lenders party thereto. The Twelfth Amendment permits certain amendments the Credit Agreement to, among other things (1) permit certain modifications to the asset coverage and minimum liquidity covenants and (2) permit certain other modifications (including changing the cash and PIK interest applicable to the outstanding term loans as set forth below) as a result of the partial prepayment of term loans that will be made with the net proceeds received by the Company from the sale of Preferred Stock described below.

Following the effectiveness of the Twelfth Amendment until January 1, 2027 the term loans under the Amended Agreement will accrue cash and PIK interest (A) at a rate per annum equal to either (a) SOFR (subject to a floor of 3.00%) plus 6.50% or (b) a base rate plus 5.50% and (B) at a rate per annum equal 0%-3% for PIK interest, depending on the Company’s asset coverage ratio as of the date of calculation. The interest rate may decrease prior to January 1, 2027 as set forth in the Amended Agreement if the Company achieves certain repayment milestones set forth in the Amended Agreement. The term loans outstanding after January 1, 2027 will accrue cash and PIK interest (A) at a rate per annum equal to either (a) SOFR (subject to a floor of 3.00%) plus 6.50% or (b) a base rate plus 5.50% and (B) at a rate per annum equal 3% for PIK interest.

The amendments set forth in the Twelfth Amendment will be effective concurrently with the purchase and sale of the Preferred Stock pursuant to the Purchase Agreements (as defined below) on February 28, 2025.

The foregoing description of the Purchase Agreements, Director Designation Agreements, Certificate of Designation, Warrants, Twelfth Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase Agreements (and the forms of the Certificate of Designations and Warrant attached thereto), the Director Designation Agreements, the Twelfth Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 10, 2025, the Company reported its financial results for the first quarter ended December 31, 2024. Copies of the related press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

These exhibits are being furnished pursuant to Item 2.02, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances of common stock pursuant to the Warrants are exempt from registration under the Securities Act by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On February 10, 2025, the Company issued a press release announcing the Investment. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*	Senior Preferred Purchase Agreement, dated as of February 10, 2025, by and between SelectQuote, Inc. and NL Monarch Holdings LLC
10.2*	Senior Preferred Purchase Agreement, dated as of February 10, 2025, by and between SelectQuote, Inc. and NL Monarch Holdings II LLC
10.3	Director Designation Agreement, dated as of February 10, 2025, by and between SelectQuote, Inc. and NL Monarch Holdings LLC
10.4	Director Designation Agreement, dated as of February 10, 2025, by and between SelectQuote, Inc. and NL Monarch Holdings II LLC
10.5*	Twelfth Amendment to Credit Agreement
99.1**	Press Release - Second Quarter Earnings
99.2**	Investor Presentation
99.3**	Press Release - Preferred Equity Investment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any omitted exhibit or schedule upon request by the SEC.

**Furnished not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: February 10, 2025	By: /s/ Ryan M. Clement
Name: Ryan M. Clement
Title: Chief Financial Officer